UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2024

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37963	98-0630022
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
7700 Mills Civic Pkwy
West Des Moines, Iowa 50266
1-(515) 342-4678

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Depositary Shares, each representing a 1/1,000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series A	ATHPrA	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 5.625% Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series B	ATHPrB	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series C	ATHPrC	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 4.875% Fixed-Rate Perpetual Non-Cumulative Preferred Stock, Series D	ATHPrD	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 7.75% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series E	ATHPrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02        Results of Operations and Financial Condition.

On February 8, 2024, Apollo Global Management, Inc. (“Apollo”) furnished, on a Current Report on Form 8-K, a detailed earnings presentation announcing its financial results for the fourth quarter and full year ended December 31, 2023, which contained information regarding Athene Holding Ltd.’s (the “Company”) financial results for the fourth quarter ended December 31, 2023. A copy of the earnings presentation was furnished and incorporated by reference under Item 2.02 in a Form 8-K filed by the Company dated February 8, 2024. The Company also furnished and incorporated by reference under Item 2.02 in a Form 8-K dated February 12, 2024 its financial supplement for the fourth quarter ended December 31, 2023, and furnished and incorporated by reference under Item 7.01 in a Form 8-K dated February 21, 2024 a presentation titled “Athene Fixed Income Investor Presentation February 2024.” These presentations containing the foregoing furnished information are collectively referred to as the “Original Presentations.”

Subsequent to the Original Presentations and upon completing the review of the impact of the Corporate Income Tax Act 2023 enacted by the Government of Bermuda on December 27, 2023 (“Bermuda Corporate Income Tax”), the Company identified a change in the estimate of its deferred tax assets as of December 31, 2023 compared to the amount reported in the Original Presentations. As a result of this change, the Company’s estimated deferred tax asset related to the enactment of the Bermuda Corporate Income Tax as of December 31, 2023 was reduced from $1.9 billion to $1.8 billion, which resulted in a $129 million reduction in the Company’s income tax benefit. Reflecting this change, the Company’s income tax benefit for the fourth quarter and year ended December 31, 2023 has been revised to $1,619 million (from $1,748 million) and $1,161 million (from $1,290 million), respectively. As a result of this change, the Company’s net income (loss), total equity, effective tax rate and all line items based on those amounts or on income tax benefit for the fourth quarter and year ended December 31, 2023 have also been revised. Other than as discussed herein, no other changes have been made to the Original Presentations, including the Company’s Spread Related Earnings.

The Company is filing this Current Report on Form 8-K solely to update the Original Presentations for the revised estimate of its deferred tax assets related to the Bermuda Corporate Income Tax, which affected the items specified above in the Original Presentations. A copy of the revised earnings presentation is available on the Investor Relations section of Apollo’s website. Copies of the revised financial supplement and fixed income investor presentation are available on the Investors section of the Company’s website.

The information included in Item 2.02 “Results of Operations and Financial Condition” of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date:	February 27, 2024	/s/ Martin P. Klein
Martin P. Klein
Executive Vice President and Chief Financial Officer